Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G with respect to the common stock of Vitamin Shoppe, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

Dated: February 14, 2011

IPC/VITAMIN, LLC

By:	IPC Manager II, LLC
Its:	Manager

By:	JDH Management, LLC
Its:	Manager

By:	/s/ John D. Howard
Name:	John D. Howard
Title:	Sole Member

By:	/s/ John D. Howard
John D. Howard

IPC MANAGER II, LLC

By:	JDH Management, LLC
Its:	Manager

By:	/s/ John D. Howard
Name:	John D. Howard
Title:	Sole Member

JDH MANAGEMENT, LLC

By:	/s/ John D. Howard
Name:	John D. Howard
Title:	Sole Member

Richard Markee

By:	/s/ Richard Markee
Name:	Richard Markee

Thomas Tolworthy

By:	/s/ Thomas Tolworthy
Name:	Thomas Tolworthy

Anthony Truesdale

By:	/s/ Anthony Truesdale
Name:	Anthony Truesdale

Louis Weiss

By:	/s/ Louis Weiss
Name:	Louis Weiss